EXHIBIT 99.1

RLI REPORTS SECOND QUARTER 2026 RESULTS

PEORIA, ILLINOIS, July 22, 2026 – RLI Corp. (NYSE: RLI) – RLI Corp. reported second quarter 2026 net earnings of $168.0 million ($1.82 per share), compared to $124.3 million ($1.34 per share) for the second quarter of 2025. Operating earnings(1) for the second quarter of 2026 were $76.9 million ($0.83 per share), compared to $76.2 million ($0.82 per share) for the same period in 2025.

	Second Quarter		Year to Date
Earnings Per Diluted Share	2026	2025	2026	2025
Net earnings	$1.82	$1.34	$2.42	$2.03
Operating earnings (1)(2)	$0.83	$0.82	$1.67	$1.71

(1)	See discussion below: Non-GAAP and Performance Measures.
(2)	Equity in earnings of unconsolidated investees and the related taxes were removed from operating earnings and operating earnings per share beginning in the fourth quarter of 2025, resulting in consistent exclusion of unrealized changes in equity investments from operating results. Prior period amounts have been recast to conform to the current definition.

Highlights for the quarter included:

●	Underwriting income(1) of $59.9 million on a combined ratio(1) of 85.6.
●	Net investment income increased 17%, and gross premiums written increased 3%.
●	Favorable development in prior years’ loss reserves resulted in a $35.1 million net increase in underwriting income.
●	Book value per share of $19.09, an increase of 11% (inclusive of dividends and share repurchases) from year-end 2025.
●	Authorized a $250.0 million share repurchase program and repurchased $12.0 million of common stock.
●	Paid a special dividend of $2.00 per share, returning $184.0 million to shareholders.

“We are pleased to report another quarter of premium growth and profitability,” said RLI Corp. President & CEO Craig Kliethermes. “Gross premiums written increased 3%, driven by our casualty segment, while strong margins in our property and surety segments contributed to an 86 combined ratio. Net investment income increased 17%, complementing our underwriting results and contributing to an 11% increase in book value per share since year-end 2025, including dividends returned to shareholders. These results reflect our disciplined execution and continued focus on delivering specialized expertise and exceptional service to our customers.”

Underwriting Income

RLI achieved $59.9 million of underwriting income in the second quarter of 2026 on an 85.6 combined ratio, compared to $62.2 million on an 84.5 combined ratio in 2025.

Results for both years include favorable development in prior years’ loss reserves, which resulted in a $35.1 million and $24.4 million net increase to underwriting income in 2026 and 2025, respectively.

The following table highlights underwriting income and combined ratios by segment for the second quarter.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2026	2025		2026	2025
Casualty	$1.7	$8.3	Casualty	99.3	96.5
Property	53.5	49.5	Property	56.8	62.1
Surety	4.7	4.4	Surety	87.2	87.9
Total	$59.9	$62.2	Total	85.6	84.5

(1)	See discussion below: Non-GAAP and Performance Measures.

Other Income

Net investment income for the quarter increased 17% to $46.0 million, compared to the same period in 2025. The investment portfolio’s total return was 3.4% for the quarter and 3.0% for the six months ended June 30, 2026.

RLI’s comprehensive earnings were $165.7 million for the quarter ($1.80 per share), compared to $143.0 million ($1.55 per share) for the same quarter in 2025. In addition to net earnings, comprehensive earnings for 2026 included after-tax unrealized losses from the fixed income portfolio, due to rising interest rates.

Dividends and Share Repurchase Program

On June 12, 2026, the company paid a special cash dividend of $2.00 per share and a regular quarterly dividend of $0.18 per share, a 12.5% increase over the prior quarter.

On May 14, 2026, the company’s Board of Directors authorized a share repurchase program of up to $250.0 million of the company’s outstanding common stock. During the second quarter, RLI repurchased 234,973 shares at an average price of $51.25 per share for a total cost of $12.0 million. As of June 30, 2026, $238.0 million of remaining capacity was available under the share repurchase program. Over the past five years, RLI has returned more than $1.3 billion to its shareholders through dividends and share repurchases.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and operating earnings per share (EPS) consist of our GAAP net earnings adjusted by net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Equity in earnings of unconsolidated investees and the related taxes were excluded from operating earnings and operating EPS beginning in the fourth quarter of 2025. The change was made to present a consistent approach in excluding all unrealized changes in equity investments. Operating earnings and operating EPS for prior periods have been recast to conform to the current definition. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and operating EPS. A reconciliation of the operating earnings and operating EPS to the comparable GAAP financial measures is included in the 2026 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

On July 9, 2026, RLI was named one of the insurance industry’s top-performing companies for the 36th consecutive year by Ward Benchmarking, a business unit of Aon. RLI is the only property & casualty insurance company to be recognized as a Ward’s 50® P&C Top Performer every year since the list’s inception in 1991.

At 10 a.m. central daylight time (CDT) on July 23, 2026, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at https://events.q4inc.com/attendee/465043342.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2025.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A++ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 51 consecutive years and delivered underwriting profits for 30 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Chief Financial Officer

309-693-5846

Investors@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Reserve Development(1) and Catastrophe Losses,
	Net of Reinsurance
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in millions, except per share amounts)	2026	2025	2026	2025
Favorable development in casualty prior years' reserves	$13.7	$15.4	$28.2	$20.5
Favorable development in property prior years' reserves	$9.0	$4.9	$29.6	$22.5
Favorable development in surety prior years' reserves	$3.4	$2.3	$3.8	$10.6

Net incurred losses related to:
2026 catastrophe events	$(10.0)	$—	$(26.0)	$—
2025 and prior catastrophe events	$13.7	$(9.0)	$13.7	$(21.0)

	Operating Earnings Per Share
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Operating Earnings Per Share(2)(3)	$0.83	$0.82	$1.67	$1.71

Specific items included in operating earnings per share:(1)(4)
Net favorable development in casualty prior years' reserves	$0.09	$0.11	$0.20	$0.14
Net favorable development in property prior years' reserves	$0.08	$0.04	$0.24	$0.17
Net favorable development in surety prior years' reserves	$0.02	$0.02	$0.02	$0.08

Net incurred losses related to:
2026 catastrophe events	$(0.07)	$—	$(0.19)	$—
2025 and prior catastrophe events	$0.10	$(0.07)	$0.10	$(0.15)

(1)	Reserve development reflects changes from previously estimated losses.
(2)	See discussion above: Non-GAAP and Performance Measures.
(3)	Equity in earnings of unconsolidated investees and the related taxes were removed from operating earnings and operating earnings per share beginning in the fourth quarter of 2025, resulting in consistent exclusion of unrealized changes in equity investments from operating results. Prior period amounts have been recast to conform to the current definition.
(4)

Items included in operating earnings per share are after tax and incorporates incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.

RLI CORP

2026 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
SUMMARIZED INCOME STATEMENT DATA:	2026	2025	% Change	2026	2025	% Change
Net premiums earned	$417,096	$401,904	3.8%	$828,482	$800,249	3.5%
Net investment income	46,042	39,418	16.8%	88,363	76,144	16.0%
Net realized gains	9,407	15,004	(37.3)%	18,966	29,916	(36.6)%
Net unrealized gains on equity securities	103,024	43,500	136.8%	63,628	1,182	NM
Consolidated revenue	$575,569	$499,826	15.2%	$999,439	$907,491	10.1%
Loss and settlement expenses	189,895	184,578	2.9%	383,139	361,816	5.9%
Policy acquisition costs	134,675	125,502	7.3%	266,750	249,189	7.0%
Insurance operating expenses	32,617	29,594	10.2%	60,897	56,468	7.8%
Interest expense on debt	4,441	1,350	NM	6,794	2,685	153.0%
General corporate expenses	6,223	4,754	30.9%	8,947	7,702	16.2%
Total expenses	$367,851	$345,778	6.4%	$726,527	$677,860	7.2%
Equity in earnings of unconsolidated investees	2,970	2,467	20.4%	5,117	5,515	(7.2)%
Earnings before income taxes	$210,688	$156,515	34.6%	$278,029	$235,146	18.2%
Income tax expense	42,660	32,179	32.6%	55,116	47,596	15.8%
Net earnings	$168,028	$124,336	35.1%	$222,913	$187,550	18.9%

Other comprehensive earnings (loss), net of tax	(2,314)	18,701	NM	(27,680)	48,731	NM
Comprehensive earnings	$165,714	$143,037	15.9%	$195,233	$236,281	(17.4)%

Operating earnings(1):
Net earnings	$168,028	$124,336	35.1%	$222,913	$187,550	18.9%
Less:
Net realized gains	(9,407)	(15,004)	(37.3)%	(18,966)	(29,916)	(36.6)%
Income tax on realized gains	1,976	3,150	(37.3)%	3,983	6,282	(36.6)%
Net unrealized gains on equity securities	(103,024)	(43,500)	136.8%	(63,628)	(1,182)	NM
Income tax on unrealized gains on equity securities	21,634	9,136	136.8%	13,361	248	NM
Equity in earnings of unconsolidated investees	(2,970)	(2,467)	20.4%	(5,117)	(5,515)	(7.2)%
Income tax on equity in earnings of unconsolidated investees	624	517	20.7%	1,075	1,158	(7.2)%
Operating earnings(2)	$76,861	$76,168	0.9%	$153,621	$158,625	(3.2)%

Return on Equity:
Net earnings (trailing four quarters)				24.5%	19.7%
Comprehensive earnings (trailing four quarters)				25.1%	23.5%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	92,160	92,518		92,257	92,512

Net earnings per share	$1.82	$1.34	35.8%	$2.42	$2.03	19.2%
Less:
Net realized gains	(0.10)	(0.16)	(37.5)%	(0.21)	(0.32)	(34.4)%
Income tax on realized gains	0.02	0.03	(33.3)%	0.05	0.06	(16.7)%
Net unrealized gains on equity securities	(1.12)	(0.47)	138.3%	(0.69)	(0.01)	NM
Income tax on unrealized gains on equity securities	0.24	0.10	140.0%	0.14	—	NM
Equity in earnings of unconsolidated investees	(0.03)	(0.03)	—%	(0.06)	(0.06)	—%
Income tax on equity in earnings of unconsolidated investees	—	0.01	(100.0)%	0.02	0.01	100.0%
Operating earnings per share(1)(2)	$0.83	$0.82	1.2%	$1.67	$1.71	(2.3)%

Comprehensive earnings per share	$1.80	$1.55	16.1%	$2.12	$2.55	(16.9)%

Cash dividends per share - ordinary	$0.18	$0.16	12.5%	$0.34	$0.31	9.7%
Cash dividends per share - special	$2.00	$—	NM	$2.00	$—	NM

Net cash flow provided by operations	$145,220	$174,719	(16.9)%	$188,049	$278,233	(32.4)%

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Equity in earnings of unconsolidated investees and the related taxes were removed from operating earnings and operating earnings per share beginning in the fourth quarter of 2025, resulting in consistent exclusion of unrealized changes in equity investments from operating results. Prior period amounts have been recast to conform to the current definition.

NM = Not Meaningful

RLI CORP

2026 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	June 30,	December 31,
	2026	2025	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$3,617,942	$3,533,336	2.4%
(amortized cost - $3,760,876 at 6/30/26)
(amortized cost - $3,642,362 at 12/31/25)
Equity securities, at fair value	959,377	898,876	6.7%
(cost - $530,730 at 6/30/26)
(cost - $534,311 at 12/31/25)
Short-term investments	206,119	120,562	NM
Other invested assets	58,661	59,281	(1.0)%
Cash and cash equivalents	32,101	51,565	(37.7)%
Total investments and cash	$4,874,200	$4,663,620	4.5%

Accrued investment income	32,117	30,026	7.0%
Premiums and reinsurance balances receivable	267,018	212,226	25.8%
Ceded unearned premiums	122,327	124,669	(1.9)%
Reinsurance balances recoverable on unpaid losses	718,487	746,798	(3.8)%
Deferred policy acquisition costs	188,857	172,648	9.4%
Property and equipment	40,712	40,733	(0.1)%
Investment in unconsolidated investees	57,872	53,521	8.1%
Goodwill and intangibles	53,562	53,562	0.0%
Other assets	57,853	63,683	(9.2)%
Total assets	$6,413,005	$6,161,486	4.1%

Unpaid losses and settlement expenses	$2,937,211	$2,886,819	1.7%
Unearned premiums	1,063,167	991,636	7.2%
Reinsurance balances payable	25,013	40,580	(38.4)%
Funds held	131,881	127,242	3.6%
Income taxes - current	1,648	29,724	(94.5)%
Income taxes - deferred	25,795	21,769	18.5%
Short-term debt	—	100,000	(100.0)%
Long-term debt	296,968	—	NM
Accrued expenses	92,466	128,597	(28.1)%
Other liabilities	86,741	56,923	52.4%
Total liabilities	$4,660,890	$4,383,290	6.3%
Shareholders' equity	1,752,115	1,778,196	(1.5)%
Total liabilities & shareholders' equity	$6,413,005	$6,161,486	4.1%

OTHER DATA:
Common shares outstanding (in 000's)	91,773	91,879

Book value per share	$19.09	$19.35	(1.3)%
Closing stock price per share	$59.07	$63.98	(7.7)%

Statutory surplus	$1,942,411	$1,846,615	5.2%

NM = Not Meaningful

RLI CORP

2026 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended June 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2026

Gross premiums written	$338,999		$199,276		$41,375		$579,650
Net premiums written	285,135		161,674		37,885		484,694
Net premiums earned	256,922		123,786		36,388		417,096
Net loss & settlement expenses	159,686	62.2%	26,725	21.6%	3,484	9.6%	189,895	45.5%
Net operating expenses	95,494	37.1%	43,562	35.2%	28,236	77.6%	167,292	40.1%
Underwriting income (1)	$1,742	99.3%	$53,499	56.8%	$4,668	87.2%	$59,909	85.6%

2025

Gross premiums written	$306,610		$211,817		$43,854		$562,281
Net premiums written	256,245		160,919		39,895		457,059
Net premiums earned	234,638		130,664		36,602		401,904
Net loss & settlement expenses	141,260	60.2%	38,459	29.4%	4,859	13.3%	184,578	45.9%
Net operating expenses	85,089	36.3%	42,694	32.7%	27,313	74.6%	155,096	38.6%
Underwriting income (1)	$8,289	96.5%	$49,511	62.1%	$4,430	87.9%	$62,230	84.5%

Six Months Ended June 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2026

Gross premiums written	$646,013		$354,039		$83,484		$1,083,536
Net premiums written	545,507		280,067		76,780		902,354
Net premiums earned	505,488		250,164		72,830		828,482
Net loss & settlement expenses	312,518	61.8%	60,579	24.2%	10,042	13.8%	383,139	46.2%
Net operating expenses	183,935	36.4%	87,901	35.2%	55,811	76.6%	327,647	39.6%
Underwriting income (1)	$9,035	98.2%	$101,684	59.4%	$6,977	90.4%	$117,696	85.8%

2025

Gross premiums written	$585,064		$381,869		$86,454		$1,053,387
Net premiums written	491,852		282,655		79,643		854,150
Net premiums earned	463,686		263,208		73,355		800,249
Net loss & settlement expenses	287,095	61.9%	71,184	27.0%	3,537	4.8%	361,816	45.2%
Net operating expenses	166,231	35.9%	85,598	32.6%	53,828	73.4%	305,657	38.2%
Underwriting income (1)	$10,360	97.8%	$106,426	59.6%	$15,990	78.2%	$132,776	83.4%

(1)	See discussion above: Non-GAAP and Performance Measures.